UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 5, 2007

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization		Identification Number)

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Two North Riverside Plaza
Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 5, 2007, ERP Operating Limited Partnership (the “Operating Partnership”) entered into a new senior unsecured credit agreement for a $500 million term loan facility.  The full principal amount of the loan facility will be funded in a single borrowing no later than October 13, 2007 (subject to any increases in the loan facility as described below).  The Operating Partnership plans to use the proceeds from the loan facility to pay down a portion of the amount outstanding under the Operating Partnership’s existing $1.5 billion long-term revolving credit facility (which will remain in place) and for general corporate purposes.  Equity Residential, the sole general partner of the Operating Partnership, and Lexford Properties, L.P., a subsidiary of the Operating Partnership, are guarantors of the Operating Partnership’s obligations under the loan facility.  The loan facility is with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Citicorp North America Inc., Deutsche Bank Securities Inc., Regions Bank, The Royal Bank of Scotland PLC, and U.S. Bank National Association, as documentation agents, and a syndicate of other banks.

The new loan facility matures on October 5, 2010, subject to two one-year extension options exercisable by the Operating Partnership.  The interest rate on the unpaid balance under the new loan facility will generally be LIBOR plus a spread, which is dependent on the current credit rating of the Operating Partnership’s long-term senior unsecured debt and is currently 42.5 basis points.  The Operating Partnership has the ability to increase its borrowings under the loan facility to a total of $750 million, provided one or more existing or new lenders are willing to provide such increased borrowings.  The loan facility does not require amortization of principal and may be paid prior to maturity in whole or in part at the Operating Partnership’s option without penalty or premium (other than certain fees with respect to Euro Dollar loans prepaid prior to the end of an interest period).  The covenants contained in the new loan facility are the same as those contained in the Operating Partnership’s existing $1.5 billion long-term revolving credit facility.

Item 9.01       Financial Statements and Exhibits

Exhibit Number	Exhibit

10.1

Credit Agreement dated as of October 5, 2007, among ERP Operating Limited Partnership, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Banc of America Securities LLC, as joint lead arranger and joint book runner, J.P. Morgan Securities Inc., as joint lead arranger and joint book runner, Citicorp North America Inc., Deutsche Bank Securities Inc., Regions Bank, The Royal Bank of Scotland PLC, and U.S. Bank National Association, as documentation agents, and a syndicate of other banks (the “Credit Agreement”).

10.2	Guaranty of Payment made as of October 5, 2007 between Equity Residential and Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: October 11, 2007	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer

EQUITY RESIDENTIAL

Date: October 11, 2007	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Its:	Executive Vice President and Chief Financial Officer